United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Under Rule 14a-12

TELVUE CORPORATION

(Name of the Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

      (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

TELVUE CORPORATION

16000 HORIZON WAY, SUITE 500

MT. LAUREL, NJ 08054

(856) 273-8888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M.,

JUNE 2, 2011

To the Stockholders of TelVue Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation (“TelVue”), will be held at the executive offices of The Lenfest Foundation, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 450, West Conshohocken, PA 19428 on June 2, 2011 at 10:00 A.M. for consideration of and action upon the following matters:

I.	To elect four (4) directors to hold office for the ensuing year and until their successors have been duly elected and qualified;

II.	To ratify the appointment of ParenteBeard LLC as TelVue’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

III.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 27, 2011 as the Record Date for the determination of holders of common stock of TelVue entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such Record Date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TELVUE.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY (a) NOTIFYING THE SECRETARY OF TELVUE IN WRITING, (b) DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 2, 2011. TELVUE’S PROXY STATEMENT AND 2010 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: http://www.telvue.com/proxy/2011.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John Fell

John Fell, Secretary

April 29, 2011

TELVUE CORPORATION

16000 HORIZON WAY, SUITE 500

MT. LAUREL, NJ 08054

(856) 273-8888

DATED April 29, 2011

PROXY STATEMENT

This Proxy Statement is furnished with the attached Notice of Annual Meeting and with the accompanying Proxy on or about April 29, 2011, to each stockholder of record of TelVue Corporation (“TelVue” or the “Company”) at the close of business on April 27, 2011 (“Record Date”), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of TelVue to be held on June 2, 2011 at 10:00 A.M. at the executive offices of The Lenfest Foundation, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 450, West Conshohocken, PA 19428, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting.  At the close of business on the Record Date, the total number of shares of TelVue’s common stock (the “Common Stock”) outstanding was 48,774,144 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting.  Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of TelVue from Science Dynamics Corporation (“Science”) cannot be voted at their full voting power of ten votes per share unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of TelVue.  Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

QUORUM AND REQUIRED VOTE

The holders of a majority of the outstanding shares of each class entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a broker that is a record holder of common stock does not return a signed Proxy, the shares of Common Stock represented by such Proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed Proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of Common Stock represented by such Proxy will be considered present at the meeting for purposes of determining the presence of a quorum.

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.  The rules that determine how your broker can vote your shares changed last year.  Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote.  You must provide your broker with voting instructions so that your vote will be counted.  Broker non-votes will have no effect on the outcome of the election of directors.  An affirmative vote of the majority of the outstanding shares of all classes of stock entitled to vote, present in person or by proxy at the meeting, is required for the ratification of the appointment of TelVue’s auditors.  Abstentions will have the effect of a “no” vote with respect to the ratification of TelVue’s auditors and broker non-votes will have no effect on the outcome of the proposal.

REVOCABILITY OF PROXY

Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of TelVue in writing, delivering a duly executed Proxy bearing a later date or attending the Annual Meeting and voting in person.

DISSENTER’S RIGHT OF APPRAISAL

The matters submitted to the stockholders for their approval will not give rise to dissenter’s appraisal rights under Delaware law.

PERSONS MAKING THE SOLICITATION

The accompanying Proxy is being solicited on behalf of the Board of Directors of TelVue. In addition to mailing the Proxy materials, solicitation may be made in person or by telephone or electronic transmission by directors, officers or other employees of TelVue, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by TelVue. TelVue will request banks, brokers and other nominees to forward Proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the Record Date, certain information with respect to each person who was known to TelVue to be a beneficial owner of more than five percent (5%) of TelVue’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
H.F. (Gerry) Lenfest 300 Barr Harbor Drive Suite 460 West Conshohocken, PA 19428 Chairman of the Board and Director	38,016,586	77.9%

(1)	As of the Record Date, 48,774,144 shares of Common Stock were outstanding.

Security Ownership of Management

The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors, the named executive officers, including significant employees of TelVue, and by all directors and officers as a group. With the exception of Mr. Lenfest, the address of all the persons listed below is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class (1)
H.F. (Gerry) Lenfest 300 Barr Harbor Drive, Suite 460 West Conshohocken, PA 19428 Chairman of the Board and Director	38,016,586	77.9%
Jesse Lerman President, Chief Executive Officer and Director	750,000 (2)	1.5%
Joy Tartar Director	91,952	0.2%
Robert Lawrence Director	45,535	0.1%
John Fell Secretary, Treasurer and Controller	316,667 (3)	0.6%
Paul Andrews Senior Vice President of Sales and Marketing	700,000 (4)	1.4%
Dan Pisarski Vice President of Engineering and Technical Support	350,000 (5)	0.7%
Randy Gilson Vice President of Technical Services	528,467 (6)	1.1%
All Directors, Officers and Significant Employees as a Group (8 Persons)	40,799,207	83.5%

(1)	As of the Record Date, 48,774,144 shares of Common Stock were outstanding.

(2)	Includes 750,000 shares that may be acquired at or within 60 days of April 27, 2011, pursuant to the exercise of outstanding options by Mr. Lerman.

(3)	Includes 316,667 shares that may be acquired at or within 60 days of April 27, 2011, pursuant to the exercise of outstanding options by Mr. Fell.

(4)	Includes 700,000 shares that may be acquired at or within 60 days of April 27, 2011, pursuant to the exercise of outstanding options by Mr. Andrews.

(5)	Includes 350,000 shares that may be acquired at or within 60 days of April 27, 2011, pursuant to the exercise of outstanding options by Mr. Pisarski.

(6)	Includes 266,667 shares that may be acquired at or within 60 days of April 27, 2011, pursuant to the exercise of outstanding options by Mr. Gilson.

PROPOSAL 1

ELECTION OF DIRECTORS

Four (4) directors will be elected to hold office subject to the provisions of TelVue’s bylaws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified.  The following table sets forth the name, age, position with TelVue and respective director service dates of each person who has been nominated to be a director of TelVue:

Name	Age	Position(s) With TelVue	Director Since
H.F. (Gerry) Lenfest	80	Chairman of the Board and Director	1989
Jesse Lerman	38	President, Chief Executive Officer and Director	2008
Joy Tartar	48	Director	2001
Robert Lawrence	52	Director	2004

The Board of Directors has unanimously recommended the slate of nominees for election as directors at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the election of the entire slate of nominees.

Biographical Information

The following is a brief biography of each nominee for election of director and a discussion of the specific experience, qualifications, attributes or skills that led the Board to select that director for nomination.

H.F. (Gerry) Lenfest has been a director of TelVue since 1989. Mr. Lenfest has interests in various privately held companies and has been the Chairman of the Lenfest Group, LLC since January 2000. From 1974 until January 2000, Mr. Lenfest was the President, CEO and a director of Lenfest Communications, Inc. and each of its subsidiaries. Lenfest Communications, Inc. and its subsidiaries were engaged in operating cable television systems, and providing cable advertising and programming. Mr. Lenfest has been a director of Environmental Tectonics Corporation since March 2003.

The Board believes that Mr. Lenfest’s familiarity and long history with TelVue allows him to bring valuable insight as the Chairman of the Board of Directors of the Company.  Further, the Board believes that Mr. Lenfest’s broad entrepreneurial, business, and legal expertise, including, but not limited to his background of success in the cable television industry, qualifies him to make valuable contributions as a member of the Board of Directors.

Jesse Lerman has been a director of TelVue since January 2008. He has served as President and Chief Executive Officer of TelVue Corporation since December 23, 2008. Prior to that, he served as Executive Vice President of Engineering for TelVue beginning on March 12, 2007 when Princeton Server Group, Inc. was acquired by TelVue. Prior to joining TelVue, Mr. Lerman was CEO of Princeton Server Group, Inc., a digital video server company which he co-founded in 2003. Prior to that, he served a number of technical roles including Director of Software at Cable Video-on-Demand pioneers Sarnoff Real-Time Corporation and DIVA Systems, Inc. from July 1994 to October 2002.

The Board believes that Mr. Lerman’s position as President and Chief Executive Office of TelVue allows him to bring important insights to the Board of Directors about the day-to-day operations of the Company.  Further, the Board believes that Mr. Lerman’s broad entrepreneurial, business, and technology expertise, including his background of founding, managing and directing broadcast and video technology-based companies, qualifies him to make valuable contributions as a member of the Board of Directors.

Joy Tartar, CPA, has been a director of TelVue since 2001. She has been the Chief Financial Officer for the Lenfest Group, LLC since January 2000. From January 1996 through December 1999, Ms. Tartar was the Vice President of Finance for Radius Communications, a cable advertising and sales company serving the greater Philadelphia and Harrisburg, Pennsylvania areas, and a former subsidiary of Lenfest Communications, Inc.  From January 1994 through December 1995, Ms. Tartar was the Controller for Starnet, LP, a national satellite distributor of cable programming and digital video, and a former subsidiary of Lenfest Communications, Inc. One of the limited partners in Starnet, LP was Mr. Lenfest.

The Board believes that Ms. Tartar brings important financial skills to the TelVue Board of Directors as well as to the Audit Committee of the Board of Directors in which role she has been designated an audit committee financial expert pursuant to applicable Securities and Exchange Commission (“SEC”) rules.  In addition to Ms. Tartar’s financial skill set, the Board believes that Ms. Tartar’s prior service in multiple financial management positions enables her to make valuable contributions to the Board of Directors.

Robert Lawrence has been a director of TelVue since 2004. He has been the Chief Operating Officer of the Lenfest Media Group since June 2005. Mr. Lawrence held the position of Senior Vice President of Operations of Starnet, LP, a national satellite distributor of cable programming and digital video, and a former subsidiary of Lenfest Communications, Inc. from October 2003 through May 2005. One of the limited partners in Starnet, LP was Mr. Lenfest. Mr. Lawrence worked as a management consultant and project manager in the telecommunications industry from June 2000 to October 2003. From 1996 to June 2000, Mr. Lawrence was the Executive Vice President of Suburban Cable, a subsidiary of Lenfest Communications, Inc. Prior to this appointment, Mr. Lawrence held various positions with increasing responsibility since joining Suburban Cable in 1978.

The Board believes that Mr. Lawrence brings extensive knowledge to the TelVue Board of Directors as well as to the Audit Committee of the Board of Directors.  Mr. Lawrence possesses over 30 years of senior management experience in the telecommunications industry, including twenty five years at a top-10 multiple system operator in the cable industry.  The Board believes that this management and operational experience enables Mr. Lawrence to make valuable contributions to the Board of Directors.

Corporate Governance

The Board of Directors held one meeting during the year ended December 31, 2010, and acted by unanimous consent on other occasions during 2010. All directors attended the Board meeting.  All members of the Board of Directors are strongly encouraged, but not required, to attend TelVue Corporation’s Annual Meeting of Stockholders. All Board members attended the 2010 Annual Meeting of Stockholders.

The employee directors of TelVue receive no compensation for serving as directors. Non-employee directors (other than Mr. Lenfest) are entitled to receive $500 paid in shares of Common Stock of TelVue for each meeting of the Board attended.  Mr. Lenfest receives no compensation for serving as a director. Ms. Tartar and Mr. Lawrence each received 6,250 shares of common stock for attending the Board meeting held in 2010.

TelVue has a standing Audit Committee consisting of two members, Ms. Tartar and Mr. Lawrence. The Board of Directors has determined that Ms. Tartar, the Chair of the Audit Committee, is independent (as that term is defined by the Nasdaq audit committee independence rules (as currently in effect)). Ms. Tartar possesses the attributes of an audit committee financial expert (as that term is defined in the regulations promulgated by the SEC). The Audit Committee is responsible for monitoring the integrity of TelVue’s financial reporting process and systems of internal controls for finance, accounting and regulatory compliance and reviewing the independence and performance of TelVue’s independent auditors and internal auditing functions, and related matters. There were two meetings of the Audit Committee in 2010. TelVue has not adopted an audit committee charter.

TelVue does not have a standing Nominating Committee. The Board of Directors has determined not to create a standing Nominating Committee because the Board has and will continue to serve the functions of such a committee. TelVue does not have a nominating committee charter.

TelVue does not have a standing compensation committee. Based on the small size of the Company and the related number of employees, the Board of Directors has determined that a compensation committee is not currently necessary. The Chairman of the Board of Directors has served and will continue to serve the functions of such a committee. The Chairman has sole authority in determining director compensation and the President and CEO’s compensation using Company performance and market conditions as an aid. The President and CEO makes recommendations regarding compensation for other executives based on the same parameters. These recommendations are reviewed and approved by the Chairman of the Board on an annual basis. TelVue has not adopted a compensation committee charter.

TelVue has a Stock Option Committee which consists of Ms. Tartar and Mr. Lawrence. The Stock Option Committee is responsible for the review and oversight of the TelVue Stock Option Plan. There was one meeting of the Stock Option Committee held in 2010.

The Board of Directors consisted of Messrs. Lenfest, Lerman and Lawrence, and Ms. Tartar during 2010. Mr. Lawrence and Ms. Tartar are independent (as that term is defined by the Nasdaq independence rules). By virtue of his stock ownership and his employment status, Messrs. Lenfest and Lerman, respectively, are not independent.

Description of Director Qualifications, Nominating Process and Shareholder Nominations

Members of TelVue’s Board of Directors should meet certain minimum qualifications including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and   (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Board of Directors may consider a variety of other qualities and skills, including (i) expertise in the businesses in which TelVue and divisions may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of gender, ethnic background, and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all shareholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and TelVue’s charter and bylaws.

The Board of Directors will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chairman of the Board will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Board of Directors which will then prioritize the candidates and determine if any of the members of the Board or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. The Chairman, President and CEO and at least one member of the Board of Directors will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Board of Directors for final evaluation. The Board of Directors will meet to consider such recommendations and to approve the final candidate, and will evaluate all nominees for director, including nominees recommended by a shareholder, on the same basis.

The Board of Directors will consider director candidates recommended by TelVue’s shareholders in accordance with the following procedures. Shareholders may make recommendations with regard to nominees for election to the Board of Directors at future annual meetings of shareholders by submitting in writing a notice, received by the Secretary of TelVue at least 60 days prior to the date on which TelVue first mailed its proxy materials for the prior year’s annual meeting of shareholders, or, if TelVue did not have an annual meeting of shareholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of TelVue which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing shareholder(s), and (vi) the number of shares of common stock owned by the proposing shareholder(s). All nominees for director, including nominees recommended by a shareholder, shall be evaluated on the same basis.

Board of Directors’ Role in the Oversight of Risk Management

TelVue’s management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes implemented by management are adequate and functioning as designed. As a critical part of this risk management oversight role, the Board encourages full and open communication between management and the

Board of Directors. TelVue’s Chairman meets periodically with the President and CEO and other members of management to discuss strategy and risks facing the Company.  Senior management attends board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. The Board of Directors periodically receives presentations from senior management on strategic matters involving TelVue’s operations to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements.  The oversight of risk management in the areas of compensation policies and programs, and board organization, membership and structure are the responsibilities of the full Board.

Board Leadership Structure

TelVue currently separates the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the Company’s strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and presides over meetings of the full Board. The Company believes that this separation of duties allows the CEO and Chairman to most efficiently use their time and to most effectively fulfill their respective responsibilities, which are critical to the future success of the Company. While TelVue’s bylaws and corporate governance guidelines do not require that the CEO and Chairman positions be separate, the Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for TelVue at this time.

Shareholder Communications with the Board of Directors

TelVue has established procedures for shareholders to communicate directly with the Board of Directors on a confidential basis. Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of TelVue Corporation at 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. To the extent that a shareholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed TelVue’s audited financial statements with management. The Audit Committee has discussed the matters required to be discussed under all relevant professional and regulatory standards with ParenteBeard LLC, TelVue’s independent accountants.

The Audit Committee has received written disclosures from ParenteBeard LLC required by applicable requirements of the Public Company Accounting Oversight Board which relate to the accountant’s independence from TelVue and has discussed with ParenteBeard LLC their independence from TelVue. The Audit Committee has considered whether the provision of the services provided by ParenteBeard LLC is compatible with maintaining ParenteBeard LLC’s independence.

Based on the review and discussions referenced above, the Audit Committee recommended that TelVue’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee:

Joy Tartar, Chair

Robert Lawrence

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected ParenteBeard LLC (“ParenteBeard”) as TelVue’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  ParenteBeard has served as the Company’s independent auditors since December 8, 2010, when TelVue’s Board of Directors approved the engagement of ParenteBeard as the Company’s independent registered public accounting firm. On December 1, 2010, the Company was notified that the audit practices of Pressman Ciocca Smith LLP (“PCS”), the Company’s previous independent registered public accounting firm, were combined with that of ParenteBeard.  ParenteBeard is considered by management to be well qualified.

Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of TelVue’s stockholders for ratification. However, the Board has determined that the matter should be presented to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain ParenteBeard, and may retain that firm or another without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and the best interests of its stockholders.

A representative from ParenteBeard is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

The following table sets forth the aggregate fees for services rendered to TelVue by ParenteBeard for the year ended December 31, 2010 and by PCS for the year ended December 31, 2009.

	2010	2009
Audit fees	$95,207	$91,524
Audit related fees	—	—
Tax fees	16,840	16,045
All other fees	—	—
Total	$112,047	$107,569

Audit Fees: These amounts include fees for professional services rendered in auditing TelVue’s financial statements set forth in TelVue’s Forms 10-K for the years ended December 31, 2010 and 2009 and the reviews of TelVue’s quarterly financial statements set forth in TelVue’s Forms 10-Q in 2010 and 2009.

Tax Fees: These amounts consisted of fees for tax consultation and tax compliance services.

ParenteBeard did not render any other services to TelVue in 2010.  PCS did not render any other services to TelVue in 2009.

The Audit Committee has considered and determined that the non-audit services provided by ParenteBeard in 2010 and PCS in 2009 are compatible with maintaining the auditor’s independence.

All of the 2010 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by TelVue’s independent auditors, to the extent that rule was applicable during fiscal year 2010. On an ongoing basis, management will communicate specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee will review these requests and advise management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors will report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

The Board of Directors deems the above proposal to be in the best interests of TelVue and has unanimously recommended the appointment of ParenteBeard as the Company’s independent public accounting firm.  The Board of Directors recommends a vote FOR the ratification of the appointment of ParenteBeard.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
1999 stock option plan	3,550,000	$.071	—
2009 stock option plan	5,680,000	$.087	4,320,000
Equity Compensation Plans Not Approved by Security Holders (a)	—	—	—
Total	9,230,000	$.081	4,320,000

(a)

In December 1997, TelVue adopted a director compensation plan. Under this plan, each non-employee director, other than the majority stockholder, is compensated $500 for each meeting attended by receiving shares of Common Stock issued at the higher of per share fair market value of the Common Stock as of the Board of Directors meeting date or $.05 per share.  In June 2010, the two non-employee directors were issued 6,250 shares each.

CODE OF ETHICS

TelVue has adopted a Code of Ethics (as that term is defined in Item 406 of Regulation S-K of the regulations promulgated by the SEC) that applies to TelVue’s chief executive officer and senior financial officers. A copy of the Code of Ethics is available, without charge, by requesting it from the Secretary of TelVue Corporation at 16000 Horizon Way, Suite 500, Mount Laurel, NJ 08054 or by calling (856) 273-8888. TelVue will publicly disclose any waivers or amendments to the Code of Ethics that applies to its chief executive officer and senior financial officers pursuant to the requirements of the SEC.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF TELVUE

Name	Age	Position(s) With TelVue
Jesse Lerman	38	President and Chief Executive Officer
John Fell	47	Secretary, Treasurer and Controller
Paul Andrews	50	Senior Vice President of Sales and Marketing
Dan Pisarski	35	Vice President of Engineering and Technical Support
Randy Gilson	50	Vice President of Technical Services

Biographical and Other Information Regarding the Executive Officers and Significant Employees of TelVue

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve until his successor is duly elected and qualified.

Jesse Lerman. See “Election of Directors.”

John Fell has served as Secretary, Treasurer and Controller of TelVue since April 2, 2007. Prior to joining TelVue, Mr. Fell was the Controller of WPHL-TV in Philadelphia, a Division of Tribune Television Company from April 2003 to March 2007. He also served as an Assistant Treasurer of Tribune Television Company during the same time period. Prior to that, he was Assistant Controller for WPHL-TV from September 2000 to March 2003.

Paul Andrews has served as Senior Vice President of Sales and Marketing of TelVue Corporation since March 13, 2009. Prior to that, he served as Vice President of New Business Development for TelVue beginning on March 12, 2007 when Princeton Server Group, Inc. was acquired by TelVue. Prior to joining TelVue, Mr. Andrews was Vice President of Product Marketing for Princeton Server Group, Inc., a digital video server company.

Dan Pisarski has served as Vice President of Engineering and Technical Support of TelVue Corporation since March 13, 2009. Prior to that, he served as Director – Software Development for TelVue since February 11, 2008. Prior to joining TelVue, Mr. Pisarski held the position of Director – Software Development for Library Video Company in Wynnewood, PA.

Randy Gilson has been the Vice President of Technical Services since July 1993. Prior to that appointment, Mr. Gilson held positions of increasing responsibility since joining TelVue in 1986.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of compensation paid or accrued by TelVue for services rendered during the fiscal years ended December 31, 2010 and 2009, respectively, by each of the named executive officers and significant employees.

Name and Principal Position	Year	Annual Salary ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Jesse Lerman President and Chief Executive Officer	2010 2009	$153,140 $153,140	$6,906 —	$3,829 $3,829	$163,875 $156,969
John Fell Secretary, Treasurer and Controller	2010 2009	$116,300 $113,150	$1,842 —	$2,858 $2,779	$121,000 $115,929
Paul Andrews Senior Vice President of Sales and Marketing	2010 2009	$130,000 $129,176	$5,525 —	$3,250 $3,218	$138,775 $132,394
Dan Pisarski Vice President of Engineering and Technical Support	2010 2009	$147,000 $147,000	$8,678 —	$3,675 $3,675	$159,353 $150,675
Randy Gilson Vice President of Technical Services	2010 2009	$128,211 $128,211	$1,842 —	$3,205 $3,205	$133,258 $131,416

(1)	Consists of the aggregate fair value of options awarded during the calendar year.

(2)	Consists of company funded contributions to TelVue’s 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth information of outstanding equity awards of each named executive officer, including significant employees of TelVue, during the fiscal year ended December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jesse Lerman President and Chief Executive Officer	400,000 100,000 250,000	— — —	$.130 .035 .080	3/30/17 5/02/18 6/11/20
John Fell Secretary, Treasurer and Controller	150,000 100,000 66,667	— — —	$.050 .035 .080	3/31/18 5/02/18 6/11/20
Paul Andrews Senior Vice President of Sales and Marketing	400,000 100,000 200,000	— — —	$.130 .035 .080	3/30/17 5/02/18 6/11/20
Dan Pisarski Vice President of Engineering and Technical Support	100,000 50,000 200,000	— — —	$.035 .150 .080	5/02/18 3/31/20 6/11/20
Randy Gilson Vice President of Technical Services	100,000 100,000 66,667	— — —	$.025 .035 .080	8/03/14 5/02/18 6/11/20

DIRECTOR COMPENSATION

Name	Stock Awards/Total
Joy Tartar	$500 (1)
Robert Lawrence	$500 (1)

(1)    Consists of 6,250 shares of TelVue Common Stock.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Since November 2, 1989, TelVue has funded its expansion and operating deficit from the proceeds of the sale of shares of TelVue's common stock and Class A Redeemable Convertible Preferred Stock to Mr. Lenfest, TelVue's majority stockholder, and from loans from Mr. Lenfest.

As of December 31, 2010, TelVue had entered into eight Lines of Credit Notes (the “Notes”) with Mr. Lenfest.  The purpose of these Notes is to fund expansion and operating deficits.  Under the terms of these Notes, TelVue may borrow, from time to time, up to the maximum principal amount of the Notes. The minimum advance under these Notes is $100,000 and the interest rate on the Notes is equal to the prime rate plus one percent (1%). As of December 31, 2010 and 2009, the effective interest rate was 4.25%.  These Notes contain customary events of default, including, among others, non-payment of principal and interest and in the event TelVue is involved in certain insolvency proceedings. In the event of a default, all of the obligations of TelVue under the Notes may be declared immediately due and payable. These Notes are unsecured and will expire six years from the date of the first advance, unless extended or renewed.

The following summarizes the activity related to the outstanding Notes as of December 31, 2010 and 2009:

As of December 31, 2010

		Maximum			Amount	Accrued
Note		Principal	Maturity		Borrowed @	Interest @
Description	Date	Amount	Date		12/31/2010	12/31/2010
2005 Note	4/27/2005	$3,800,000	11/23/2011	*	$3,800,000	$1,116,596
2006 Note	11/3/2006	10,000,000	12/26/2012		10,000,000	2,192,301
2007 Note	12/21/2007	2,300,000	5/5/2014		2,300,000	250,580
2009 Q1 Note	3/2/2009	400,000	3/3/2015		400,000	31,750
2009 Q2 Note	6/8/2009	500,000	6/9/2015		500,000	32,357
2009 Q3 Note	10/5/2009	400,000	10/14/2015		400,000	19,818
2010 Note	12/8/2009	1,500,000	3/16/2016		1,100,000	24,391
2011 Note	12/13/2010	1,500,000	—		—	—

		$20,400,000			$18,500,000	$3,667,793

As of December 31, 2009

		Maximum			Amount	Accrued
Note		Principal	Maturity		Borrowed @	Interest @
Description	Date	Amount	Date		12/31/2009	12/31/2009
2005 Note	4/27/2005	$3,800,000	11/23/2011	*	$3,800,000	$912,373
2006 Note	11/3/2006	10,000,000	12/26/2012		10,000,000	1,685,863
2007 Note	12/21/2007	2,300,000	5/5/2014		2,300,000	144,635
2009 Q1 Note	3/2/2009	400,000	3/3/2015		400,000	13,815
2009 Q2 Note	6/8/2009	500,000	6/9/2015		500,000	10,244
2009 Q3 Note	10/5/2009	400,000	10/14/2015		400,000	2,381
2010 Note	12/8/2009	1,500,000	—		—	—

		$18,900,000			$17,400,000	$2,769,311

* As disclosed on TelVue’s current report on Form 8-K filed on March 24, 2011, on March 23, 2011, the Board of Directors of the Company and Mr. Lenfest agreed to extend the maturity date of the 2005 Note to January 1, 2016.  No other terms of the 2005 Note were amended.

In addition to the borrowings noted above, during January 1995, Mr. Lenfest purchased from Science, TelVue's non-interest bearing note in the amount of $541,000 (the "Science Note"). The Science Note was originally issued by TelVue to Science and was payable December 31, 1996.  The maturity date of the Science Note had been extended by TelVue and Mr. Lenfest on a yearly basis.  On June 16, 2005, the members of the Board of Directors of TelVue and Mr. Lenfest extended the maturity date of the Science Note to January 1, 2011.  On March 23, 2011, the Board of Directors of TelVue and Mr. Lenfest further extended the maturity date of the Science Note to January 1, 2016.

At December 31, 2010, TelVue was indebted to Mr. Lenfest in the principal amount of $18,500,000 and accrued interest of $3,667,793. Other related transactions are described in Notes 6, 7, 9, 13 and 16 of the financial statements of TelVue’s 2010 Annual Report.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TelVue’s officers and directors, and persons who own more than ten percent of a registered class of TelVue’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish TelVue with copies of all Section 16(a) forms they file.

Based solely on TelVue’s review of such forms received by it, or written representation from certain reporting persons that no Forms 5 were required for such persons, TelVue believes that during the fiscal year ended December 31, 2010 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholders intending to submit proposals to be included in TelVue’s proxy statement for the annual meeting of stockholders to be held in 2012 must send their proposals to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than December 31, 2011. Such proposals must relate to matters appropriate for stockholder action and be consistent with the rules and regulations of the SEC.

Stockholders intending to present proposals at the 2012 annual meeting of TelVue, and not intending to have such proposals included in TelVue’s 2012 proxy statement, must send their proposal to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than March 15, 2012. If notification of a stockholder proposal is not received by the above date, TelVue may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

OTHER INFORMATION

A COPY OF TELVUE’S ANNUAL REPORT ON FORM 10-K, INCLUDING EXHIBITS, FOR 2010 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE 500, MT. LAUREL, NEW JERSEY 08054.